UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM	8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
November 4, 2026
Date of Report (Date of earliest event reported)
(Exact name of registrant as specified in its charter)

Delaware	001-38312	77-0142404
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
675 Creekside Way
Campbell, CA 95008
(Address of principal executive offices including zip code)
(408) 727-1885
(Registrant's telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
COMMON STOCK, PAR VALUE $0.001 PER SHARE	EGHT	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company      ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 2.02. Results of Operations and Financial Condition.
On November 4, 2026, 8x8, Inc. (the "Company") announced its financial results for the quarter ended September 30, 2026 by issuing a Press Release and Stockholder Letter & Financial Highlights. A copy of each of the Press Release and Stockholder Letter & Financial Highlights is furnished as Exhibit 99.1 and 99.2, respectively, to this report and should be read in conjunction with the statements regarding forward-looking statements, which are included in the text of such exhibits.
The Company makes reference to non-GAAP financial information in the accompanying exhibits. A reconciliation of these non-GAAP financial measures to the GAAP financial measures is contained in the relevant exhibit. We are not able to reconcile forward-looking non-GAAP financial measures because we are unable to predict without unreasonable effort the exact amount or timing of the reconciling items. The variability of these items could have a significant impact on our future GAAP financial results.
The information contained herein and in the accompanying exhibits are furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits.

Exhibit	Description
99.1	Press release dated November 4, 2026
99.2	Stockholder Letter & Financial Highlights
104	Cover Page Interactive Data File, formatted in Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: November 4, 2026

8x8, Inc.

By: /s/ KEVIN KRAUS
Kevin Kraus
Chief Financial Officer (Principal Financial Officer)